SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2004

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-4111

Item 5. Other Events

See TECO Energy, Inc.’s press release dated May 17, 2004 filed as Exhibit 99.1 hereto and incorporated by reference, announcing an agreement by a subsidiary to sell an additional ownership interest in its synthetic fuel production facilities, and the refinancing of the San Jose Power Station.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated May 17, 2004 announcing an agreement by a subsidiary to sell an additional ownership interest in its synthetic fuel production facilities, and the refinancing of the San Jose Power Station.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 18, 2004	TECO ENERGY, INC.
Registrant

	By:	/s/ G. L. GILLETTE
G. L. GILLETTE
Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release dated May 17, 2004 announcing an agreement by a subsidiary to sell an additional ownership interest in its synthetic fuel production facilities, and the refinancing of the San Jose Power Station.

4